Exhibit 3.71

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 06/02/1998
981212636 – 2901850

CERTIFICATE OF FORMATION

of

LIMITED LIABILITY COMPANY

I, Neal Cody, having been duly authorized by the members of Gregory Partners, LLC, the limited liability company formed hereby, DO HEREBY CERTIFY that:

There is, by the filing of this Certificate, formed under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) a limited liability company to be known as Gregory Partners, LLC (hereinafter referred to as the “Company”).

The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by section 18-104 of the Delaware LLC Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESS WHEREOF, Neal Cody executed this Certificate this 1st day of June, 1998.

/s/ Neal Cody
Neal Cody, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/03/2002
020353378 – 2901850

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT

OF

GREGORY PARTNERS, LLC

(DELAWARE LIMITED LIABILITY COMPANY)

Pursuant to Section 18-104 of the Delaware Limited Liability Company Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as registered agent of GREGORY PARTNERS, LLC but such resignation shall not become effective for 30 days.

Written notice of resignation was given to the Limited Liability Company on March 14, 2002, by mail or delivery to the company at its last known address as shown on our records, said date being at least 30 days prior to the filing of this Certificate of Resignation.

Dated: May 23, 2002

THE CORPORATION TRUST COMPANY

By	/s/ Kenneth J. Uva
KENNETH J. UVA
VICE PRESIDENT

ATTEST

By	/s/ Theresa Alfieri
THERESA ALFIERI
ASSISTANT SECRETARY

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 09/12/2002
020570526 – 2901850

STATE OF DELAWARE

CERTIFICATE OF REVIVAL OF

A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO TITLE 6, SEC. 18-1109

1.                            Name of Limited Liability Company Gregory Partners, LLC

2.                            Date of original filing with Delaware Secretary of State June 2, 1998

3.                            The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington DE 19801

4.                            (Insert any other matters the members determine to include herein).

Address for Notices: c/o Gregory Power Partners, L.P.

Attn: Dennis O’Donnell

Old Town Square

One Chisholm Trail ste 5150, Round Rock TX 78681

Telephone: (512) 246-7767 Fax: (512) 246-7580

5.                            This Certificate of Revival is being filed by one or more persons authorized to Execute and file the Certificate of Revival.

I, Dennis T. O’Donnell, Authorized Person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

By:	/s/ Dennis T. O’Donnell
Authorized Person

Name:	Dennis T. O’Donnell
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